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                                                                      EXHIBIT 11
                              INNOPET BRANDS CORP.
                        (A Development Stage Enterprise)

             STATEMENT RE: COMPUTATION OF NET LOSS PER COMMON SHARE

                INCEPTION (JANUARY 11, 1996) TO DECEMBER 31, 1996




Net Loss                                                            $(6,518,304)
                                                                      =========

Weighted average common shares outstanding                            1,705,486

Adjustments to reflect requirements of the Securities and
 Exchange Commission SAB 83: Common stock issued to Parent
 and officers and employees within the period                           388,514
                                                                      ---------

Total weighted average common shares and equivalents                  2,094,000
                                                                      ==========

Net loss per common share                                           $     (3.11)
                                                                      =========